Exhibit 3(a)

DEAN HELLER

Document Number: 20070401856-03

206 North Carson Street

Filing Date and Time: 06/11/2007 2:20PM

Carson City, Nevada 89701-4299

Entity Number: E0408702007-1

(775) 684 5708

Website: secretaryofstate.biz

 Articles of Incorporation

           (PURSUANT TO NRS 78)

1.

Name of Corporation:

Ultimate Bowling Products, Inc.

2.

Resident Agent

Dana Anderson

Name and Street

818 Rising Start Drive, Las Vegas, Nevada 89014

Address

3.

Shares

Number of Shares with par value: 75,000,000   Par Value $.001

4.

Name &

Andrews S. Austin

Addresses

3755 Avocado Boulevard #510, La Mesa, California 91941

Of Board of

Directors/Trustees

5.

Purpose

Any and All Legal Purposes

6.

Name, addresses

Dana Anderson

Signed:

/S/ Dana Anderson

And signature of

818 Rising Start Drive, Las Vegas, Nevada 89014

incorporator

7.

Certificate of

I hereby accept appointment as Resident Agent for the above named corporation

Acceptance of

Appointment of

Signed:

/S/ Dana Anderson

  Date

3/5/2007

Resident Agent

Dana Anderson